Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO PROVIDENT ACQUISITION CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: $400,000	Dated June 29, 2022

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Provident Acquisition Corp., a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Provident Acquisition Holdings Ltd., a Cayman Islands exempted company, or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Four Hundred Thousand U.S. dollars ($400,000) or such lesser amount as shall have been advanced by the Payee to the Maker and shall remain unpaid under this Note on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds in U.S. dollars or as otherwise determined by the Maker and the Payee to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.

Principal. The entire unpaid principal balance of this Note shall be due and payable in full on the earlier of (i) the date on which the Maker consummates an initial business combination (the “Business Combination”) contemplated under the Agreement and Plan of Merger dated as of March 3, 2022, by and among the Maker, Perfect Corp. and others (the “Business Combination Agreement”) and (ii) the date on which the winding up of the Maker is effective (such earlier date of (i) and (ii), the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Subject to Section 7(a) hereof, the principal balance may be prepaid at any time by the Maker at its election and without premium or penalty. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.

Drawdown Requests. The Maker and the Payee agree that the Maker may request from time to time up to Four Hundred Thousand U.S. dollars ($400,000) in aggregate in drawdowns under this Note to be used for the Maker’s working capital needs. The principal of this Note may be drawn down from time to time prior to the Maturity Date upon request from the Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request shall state the amount to be drawn down. The Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns outstanding under this Note at any time may not exceed (i) Four Hundred Thousand U.S. dollars ($400,000) minus (ii) any repaid amounts in connection with any prior drawdowns made pursuant to this Note. No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Drawdown Request by the Maker.

3.	Interest. No interest shall accrue on the unpaid principal balance of this Note.

4.

Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including without limitation reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.	Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)	Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date specified above.

(b)

Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)

Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.	Remedies.

(a)

Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)

Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.	Waivers.

(a)

The Maker covenants and agrees that it will use all proceeds from this Note to pay the PAQC Transaction Expenses as defined in the Business Combination Agreement. In the event that the Payee causes the Maker’s breach of the foregoing covenant, the Payee hereby irrevocably waives the repayment of the principal balance of this Note and any and all other rights and remedies which may be available to the Payee under law or in equity.

(b)

The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.

Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

9.

Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.	Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.

Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.

Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) established in connection with the Maker’s initial public offering of its securities, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided however that subject to Section 7(a) hereof, Maker may repay the principal balance of this Note out of proceeds released to the Maker from the Trust Account in connection with a Business Combination.

13.	Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.

Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

PROVIDENT ACQUISITION CORP.
a Cayman Islands exempted company

By:	/s/ Michael Aw
Name: Michael Aw
Title: Chief Executive Officer

Agreed and acknowledged:

PROVIDENT ACQUISITION HOLDINGS LTD.
a Cayman Islands exempted company

By:	/s/ Michael Aw
Name: Michael Aw
Title: Director

[Signature Page to Promissory Note]